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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of King Pharmaceuticals, Inc. of our report dated February 25, 2000 (except for the information in Note 17 for which the date is June 21, 2000 and the information in Note 21(a) for which the date is March 17, 2000 and the information in Note 21(b) for which the date is August 31, 2000) relating to the supplementary consolidated financial statements appearing in the Company's Form 8-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia
October 19, 2000